Exhibit 99.1
Rackspace Technology Announces Board and Executive Transitions
While Re-Affirming Guidance

New board appointment brings AI and data expertise to support Rackspace's growth strategy

SAN ANTONIO, TX—January 17, 2025—Rackspace Technology® (NASDAQ: RXT), a leading end-to-end hybrid, multicloud, and AI technology solutions company, today announced Board and executive transitions. The Company also re-affirmed financial guidance for the fourth quarter 2024, as previously provided in a press release issued on November 12, 2024.

Jeffrey Benjamin will succeed David Sambur as Independent Chairman of the Board. Benjamin has been on the Rackspace Board since 2016 and chairs the Audit Committee. Benjamin has over 25 years of experience in investment management and has served on the boards of American Airlines Group and Caesars Entertainment Company, among others. He has also served on the board of Involta for 10 years prior to its sale to Carlyle in 2022. Sambur, Partner and Co-Head of Private Equity at Apollo Global Management, stepped down from the Rackspace Board after nine years of dedicated service.

In addition, Vikram Mahidhar will be joining the Rackspace Board. Mahidhar has led the digital, data, and artificial intelligence team at Apollo Global Management as an Operating Partner within the Apollo Portfolio Performance Solutions group since 2021. He also co-leads Apollo’s Artificial Intelligence strategy. Prior to joining Apollo, Mahidhar was a Senior Vice President at Genpact leading the global digital transformation business across industry verticals, including building the artificial intelligence business at RAGE frameworks prior to its acquisition by Genpact. Prior to Genpact, he served in various leadership roles with Deloitte in strategy and innovation. Mahidhar has been recognized by Data IQ as 2023 Top 100 Most Influential Leaders in Data and he received the AI100 Award by MachineCon in 2023. He also serves on the board of Cengage Group. Mahidhar replaces Susan Arthur, a director since 2020, who stepped down from the Rackspace Board to focus on other responsibilities.

"The Rackspace Board thanks David and Susan for their indispensable guidance and leadership over the years, and I wish them success going forward," said Benjamin. "I want to welcome Vikram, who brings a wealth of executive leadership and artificial intelligence expertise and look forward to continuing to accelerate Rackspace's AI journey."

The Company also announced that Brian Lillie, President of Private Cloud, will be moving on from his position to focus on personal commitments. Rackspace Chief Executive Officer Amar Maletira will assume the role of Interim Leader for the Private Cloud business. The Company has initiated a search for Lillie's successor. Lillie is expected to remain with the Company in an advisory capacity until April 5, 2025.

"I would like to thank Brian for his leadership over the past two years in laying the product, technology, and organizational foundations for growth and profitability in our Private Cloud business. I am grateful for his partnership and contributions, and wish him the best in his future endeavors," said Maletira. “I’m thrilled with our sales performance as we closed fiscal year 2024 on a high note, achieving record-breaking quarterly sales bookings in the fourth quarter at the company level—the highest since the inception of our two business units at the start of fiscal 2023. The company’s fourth-quarter bookings demonstrated impressive high double-digit growth, both year-over-year and sequentially.”

Outlook
Concurrently with the foregoing announcement, Rackspace Technology reaffirms its financial guidance for the fourth quarter 2024, as provided in a press release issued on November 12, 2024.

About Rackspace Technology
Rackspace Technology is a leading end-to-end multicloud technology solutions company. We can design, build, and operate our customers' cloud environments across all major technology platforms, irrespective of technology stack or deployment model. We partner with our customers at every stage of their cloud journey, enabling them to modernize applications, build new products, and adopt innovative technologies.

Forward-looking Statements
Rackspace Technology has made statements in this press release and other reports, filings, and other public written and verbal announcements that are forward-looking and therefore subject to risks and uncertainties. All statements, other than statements of historical fact, included in this press release are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are made in reliance on the safe harbor protections provided thereunder. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, and other matters. Any forward-looking statement made in this press release speaks only as of the date on which it is made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Forward-looking statements can be identified by various words such as “guidance,” “outlook,” “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and similar expressions. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. Rackspace Technology cautions that these statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this press release, including among others, risk factors that are described in Rackspace Technology, Inc.’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein.

IR Contact
Sagar Hebbar
Rackspace Technology Investor Relations
ir@rackspace.com

PR Contact
Natalie Silva
Rackspace Technology Corporate Communications
publicrelations@rackspace.com